EXHIBIT 10.25

LOCK-UP AGREEMENT

As an inducement to Liberty Alliance, Inc., a Delaware corporation (the “Company”), to issue a number of shares of the Company common stock to increase the undersigned stockholder’s holding to one round lot, or 100 shares, after the 1 for 3.5 reverse stock split effected on July 18, 2008 (the “Effective Date”), the undersigned stockholder hereby agrees that from the Effective Date for a period of one year,(the “Lock-up Period”) the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly (a “Transfer”), any shares of capital stock of the Company issued to the undersigned in respect of shares of the Company now owned or hereafter acquired by the undersigned, including any securities convertible into or exchangeable or exercisable for any shares of capital stock of the Company (the “Securities”), or enter into a transaction which would have the same effect, or publicly disclose the intention to make any such offer, sale, pledge or disposal.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement.  A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement.  Upon the execution of the Agreement, there shall be imprinted or otherwise placed, on certificates representing the Securities the following restrictive legend:

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITONS OF A CERTAIN LOCK-UP AGREEMENT BETWEEN THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Lock-up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

/s/ Hannah Tidwell
Name

Address

The identical form of Lock-Up Agreement  was also executed by the following persons:

Evaloy R Haun
Brent Harker
Arthur Claerhout
Darrell Ray Hoehne C/F Jonathan Mali Hoehne
Darrell Ray Hoehne C/F David Rodney Hoehne
Darrell Ray Hoehne C/F Amy Josephine Hoehne
Doah Ravu Hoehne C/F David Rodney Hoehne
Doah Ravu Hoehne C/F Michelle Ropa Hoehne
Doah Ravu Hoehne C/F Amy Josephine Hoehne
Doah Ravu Hoehne C/F Jonathan Mali Hoehne
Doah Ravu Hoehne &
Darrell Ray Hoehne &
Darrell Ray Hoehne &
Doah Ravu Hoehne
Darrell Ray Hoehne
Darrell Ray Hoehne C/F Michelle Ropa Hoehne
Lorraine H Wood
Neil Burnett
Rhonda Adams
Tzu C Chen